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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Troy Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 14, 2000, with respect to the financial statements of Troy Group, Inc. included in such Company's Annual Report on Form 10-K for the year ended November 30, 1999, as amended. We also consent to the references to us in this Registration Statement under the heading "Experts."



                                                     MCGLADREY & PULLEN, LLP

                                                     /s/ MCGLADREY & PULLEN, LLP


Anaheim, California
August 17, 2000